UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 25, 2016

Streamline Health Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28132	31-1455414
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1230 Peachtree Street, NE, Suite 600

Atlanta, GA 30309

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (404) 446-2052

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

Streamline Health Solutions, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 25, 2016.  Proxies for the meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Board of Director’s solicitation.  At the Annual Meeting, the Company’s stockholders voted upon three proposals.  The proposals are described in detail in the Company’s Proxy Statement.  A brief description and the final vote results for each proposal follow.  With respect to all proposals, the Company’s shares of common stock and preferred stock voted together as a single class.

1.  Election of six directors for terms expiring at the 2017 Annual Meeting of Stockholders:

Nominee	For	Withheld	Broker Non-Votes
Michael K. Kaplan	10,285,920	75,481	5,757,770
Allen S. Moseley	10,317,956	43,445	5,757,770
Jonathan R. Phillips	10,170,757	190,644	5,757,770
David W. Sides	10,299,957	61,444	5,757,770
Judith E. Starkey	10,308,870	52,531	5,757,770
Michael G. Valentine	10,285,670	75,731	5,757,770

As a result, each nominee was elected to serve as a director for a term expiring at the 2017 Annual Meeting of Stockholders.

2.  Approval of a non-binding advisory vote on the compensation of the named executive officers listed in the Proxy Statement (“say-on-pay”):

For	Against	Abstain	Broker Non-Votes
10,098,137	239,040	24,224	5,757,770

As a result, the resolution was approved.

3.  Ratification of the appointment of the firm of RSM US LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2016:

For	Against	Abstain	Broker Non-Votes
15,491,800	480,846	146,525	—

As a result, the proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Streamline Health Solutions, Inc.

Date: May 31, 2016	By:	/s/ Jack W. Kennedy Jr.
	Name:	Jack W. Kennedy Jr.
	Title:	Senior Vice President, Administration & Chief Legal Counsel